RIMCO MONUMENT FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900


                                  July 1, 1997




EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    RIMCO MONUMENT FUNDS (the "Trust")
                  RIMCO MONUMENT U.S. TREASURY MONEY MARKET FUND
                  RIMCO MONUMENT PRIME MONEY MARKET FUND
                  RIMCO MONUMENT BOND FUND
                  RIMCO MONUMENT STOCK FUND
                  RIMCO MONUMENT SMALL CAPITALIZATION EQUITY FUND
              1933 Act File No. 33-40428
              1940 Act File No. 811-6309

Dear Sir or Madam:

         Pursuant to Rule 497(c) of the Securities Act of 1933, the definitive Prospectus and Statement of Additional Information of the above-referenced Trust dated June 30, 1997, are hereby electronically transmitted.

         There are no changes from the Trust's Prospectus and Statement filed pursuant to Rule 485(b) as Post-Effective Amendment No. 10 with the Commission on June 26, 1997.

         If you have any questions regarding this filing, please call me at
(412) 288-6929.

                                            Very truly yours,



                                            /s/ Jennifer R. Connor
                                            Jennifer R. Connor
                                            Compliance Analyst

Enclosures